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Exhibit 10.3

VOTING AGREEMENT

BY AND AMONG

MARKWEST ENERGY PARTNERS L.P.

AND

THE FOX FAMILY HOLDERS

DATED AS OF SEPTEMBER 5, 2007

i

PAGE
Affiliate	1
Agreement	1
Beneficial Ownership	1
Beneficially Own	2
Beneficially Owned	2
Common Stock	1, 2
control	2
controlled by	2
Covered Shares	2
Energy Partners	1
Existing Shares	1
Grantees	3
Hydrocarbon	1
Lien	2
Merger Agreement	1
Merger Sub	1
Orders	4
Person	2
Representatives	2
Specified Rights	4
Stockholders	1
Transfer	2
under common control with	2

ii

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of September 5, 2007 (this "Agreement"), by and among MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership ("Energy Partners"), and JOHN M. FOX AND MWHC HOLDING, INC., a Colorado corporation (collectively, the "Stockholders" and, individually, "Stockholder").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Energy Partners, MarkWest Hydrocarbon, Inc., a Delaware corporation ("Hydrocarbon") and WMEP, L.L.C., a Delaware limited liability company ("Merger Sub") are entering into an Agreement and Plan of Merger and Redemption, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement") pursuant to which, among other things, Merger Sub will merge with and into Hydrocarbon and each outstanding share of the common stock, par value $0.01 per share, of Hydrocarbon (the "Common Stock") will be converted into the right to receive the merger consideration specified therein;

        WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner, in the aggregate, of the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"), all of which such shares such Stockholder controls the right to vote;

        WHEREAS, as a material inducement to Energy Partners entering into the Merger Agreement, Energy Partners has required that the Stockholders agree, and the Stockholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein; and

        WHEREAS, as a material inducement to the Stockholders entering into this Agreement, Energy Partners has agreed to enter into a Registration Rights Agreement on the Closing Date and grant the Stockholders certain registration rights as provided therein.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

        1.1    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this Agreement, with respect to each Stockholder or other Person, Affiliate shall not include Hydrocarbon or any Person that is directly or indirectly, through one or more intermediaries, controlled by Hydrocarbon. For the avoidance of doubt, no officer or director of Hydrocarbon, the General Partner, Energy Partners or any of their controlled Affiliates shall be deemed to be an Affiliate of a Stockholder or other Person by virtue of his, her or its status as a director or officer of Hydrocarbon, the General Partner, Energy Partners or any of their controlled Affiliates.

        "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning. Neither Stockholder shall be deemed to Beneficially Own any of the shares of Common Stock held by any Person identified on Schedule II hereto (the "Excluded Shares").

        "Common Stock" means, the common stock, par value $.01 per share, of Hydrocarbon.

        "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

        "Covered Shares" means, with respect to a Stockholder, such Stockholder's Existing Shares, together with any shares of Common Stock or other voting capital stock of Hydrocarbon and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of Hydrocarbon, in each case that such Stockholder acquires Beneficial Ownership of on or after the date hereof, but shall not include the Excluded Shares.

        "Lien" means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

        "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

        "Representatives" means the officers, directors, employees, agents, advisors and Affiliates of a Person.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

        2.1    Agreement to Vote.    Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Hydrocarbon Meeting and at any other meeting of the stockholders of Hydrocarbon, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of Hydrocarbon, such Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at each such meeting or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (i) in favor of the adoption of the Redemption Charter Amendment, the Merger Agreement and the approval of the Merger and any other action reasonably requested by Energy Partners in furtherance thereof, submitted for the vote or written consent of stockholders; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Hydrocarbon contained in the Merger Agreement; (iii) against any Acquisition Proposal; and (iv) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement.

        2.2    No Inconsistent Agreements.    Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3 hereof), consent or power of attorney with respect to its Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of his or its obligations under this Agreement. Notwithstanding the foregoing and Section 2.3, if a proxy relating to Hydrocarbon's 2008 annual meeting of stockholders is mailed to Hydrocarbon stockholders prior to the termination of this Agreement, each Stockholder may grant a proxy with respect to the voting of his or its Covered Shares at such meeting, provided that no matter relating to the Merger or any transaction contemplated in the Merger Agreement is to be considered at such meeting and that such proxy is not otherwise inconsistent with this Agreement.

        2.3    Proxy.    In order to secure the obligations set forth herein, Stockholder hereby irrevocably appoints as his or its proxy and attorney-in-fact, as the case may be Nancy K. Buese and Andy Schroeder, in their respective capacities as officers of Energy Partners or the General Partner, and any individual who shall hereafter succeed to any such officer of Energy Partners or the General Partner, as the case may be, and any other Person designated in writing by Energy Partners or the General Partner (collectively, the "Grantees"), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Shares in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of Hydrocarbon at which any of the matters described in Section 2.1(b) are to be considered; provided that any exercise of this proxy by such Grantees shall be subject to the approval of such exercise by the Conflicts Committee. This proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to the Covered Shares. Energy Partners may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of the Stockholders.    Each Stockholder (except to the extent otherwise provided herein) hereby severally but not jointly represents and warrants to Energy Partners as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Stockholder has the requisite power and authority to execute and deliver this Agreement, to carry out his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Stockholder of this Agreement, the performance by him or it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder to authorize the execution and delivery of this Agreement, the performance by Stockholder of the obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Energy Partners, constitutes a legal, valid and binding agreement of Stockholder, enforceable against him or it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          (b)    Ownership.    Stockholder's Existing Shares are, and all of the Covered Shares owned by Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned by Stockholder, except to the extent such Covered Shares constitute any warrants, options, conversion rights or similar rights with respect to Common Stock (collectively, "Specified Rights") that expire after the date hereof. Stockholder has good and marketable title to Stockholder's Existing Shares, free and clear of any Lien. Except to the extent Covered Shares constitute Specified Rights that expire after the date hereof and except as set forth on Schedule III, Stockholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder's Existing Shares and with respect to all of the Covered Shares owned by Stockholder at all times through the Closing Date (subject, in the case of Covered Shares underlying Specified Rights acquired after the date hereof, to the terms of such Specified Rights).

          (c)    No Violation.    Neither the execution and delivery of this Agreement by Stockholder nor the performance by Stockholder of his or its obligations under this Agreement will (A) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, including but not limited to the Existing Shares, owned or operated by Stockholder, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of his or its respective properties, rights or assets may be bound (B) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations, orders (collectively, "Orders") or laws applicable to Stockholder or any of his properties, rights or assets or, in the case of MWHC Holdings, Inc., result in a violation or breach of or conflict with its certificate of incorporation or bylaws.

          (d)    Consents and Approvals.    No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by Stockholder in connection with Stockholder's execution, delivery and performance of this Agreement or the consummation by Stockholder of the transactions contemplated hereby, except (i) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          (e)    Absence of Litigation.    There is no action, litigation or proceeding pending and no Order of any governmental authority outstanding nor, to the knowledge of Stockholder, is any such action, litigation, proceeding or Order threatened, against Stockholder or the Existing Shares which may prevent or materially delay Stockholder from performing his obligations under this Agreement or consummating the transactions contemplated hereby on a timely basis.

          (f)    Reliance by Energy Partners.    Stockholder understands and acknowledges that Energy Partners is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

        3.2    Representations and Warranties of Energy Partners.    Energy Partners hereby represents and warrants to each Stockholder that the execution and delivery of this Agreement by Energy Partners and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Energy Partners.

ARTICLE 4

OTHER COVENANTS

        4.1    Prohibition on Transfers, Other Actions.    Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, Stockholder's representations, warranties, covenants and obligations under this Agreement; (iii) take any action that could restrict or otherwise affect Stockholder's legal power, authority and right to comply with and perform his or its covenants and obligations under this Agreement; or (iv) permit the Covered Shares to become subject to any Lien. Any Transfer in violation of this provision shall be null and void.

        4.2    Stock Dividends, etc.    In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.3    No Solicitation.    Each Stockholder agrees that he or it will not, and shall use his or its reasonable best efforts to cause his or its Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage, the submission of any Acquisition Proposal or the making or consummation thereto, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information about Hydrocarbon in connection with, or otherwise cooperate in any way with, any Acquisition Proposal, (iii) make or participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the U.S. Securities and Exchange

Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of Hydrocarbon vote in favor of the adoption of the Redemption Charter Amendment and the Merger Agreement and as otherwise expressly provided for in this Agreement, or (iv) agree or publicly propose to do any of the foregoing. Notwithstanding anything to the contrary in this Section 4.3, nothing contained in this Agreement shall prohibit a Stockholder from furnishing any information to, or entering into or participating in discussions or negotiations with, any person (that is not an Affiliate of such Stockholder) that makes a written Acquisition Proposal, not in breach of Section 6.6 of he Merger Agreement, pursuant to which such Stockholder would be treated on an equivalent basis with Hydrocarbon's other holders of Common Stock if (i) the Deal Committee determines that such Acquisition Proposal constitutes or is likely to result in a Superior Proposal and (ii) prior to Stockholder furnishing such non-public information to such person, Hydrocarbon receives from such person an executed confidentiality agreement no less restrictive than the Confidentiality Agreement and furnishes Energy Partners with any such information that has not previously been furnished. Each Stockholder hereby represents that, as of the date hereof, such Stockholder is not engaged in any discussions or negotiations with respect to any Acquisition Proposal and shall use his or its reasonable best efforts to cause such Stockholder's Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished and will take commercially reasonable steps to inform his or its Representatives of the obligations undertaken by such Stockholder pursuant to this Agreement, including this Section 4.3.

        4.4    Notice of Acquisitions, Proposals Regarding Prohibited Transactions.    Each Stockholder hereby agrees to notify Energy Partners as promptly as practicable (and in any event within 24 hours after receipt) of (i) the number of any additional shares of Common Stock or other securities of Hydrocarbon of which Stockholder acquires Beneficial Ownership on or after the date hereof, and (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, Stockholder or any of his or its Affiliates with respect to any Acquisition Proposal or any other matter referred to in Section 4.3 (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be). Each Stockholder will keep Energy Partners informed on a reasonably current basis of material developments with respect to any such Acquisition Proposal.

        4.5    Waiver of Appraisal Rights.    To the fullest extent permitted by applicable law, each Stockholder hereby agrees not to make a written demand or file a petition for appraisal in respect of its Covered Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware in connection with the Merger or the Redemption Charter Amendment.

        4.6    Further Assurances.    From time to time, at Energy Partners' request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

        4.7    Stockholder Capacity.    Each Stockholder has entered into this Agreement solely in the capacity as a Beneficial Owner of Covered Shares. Notwithstanding anything to the contrary contained in this Agreement: (i) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict either Stockholder or any of its Representatives who is an officer or a member of the Board of Directors of Hydrocarbon or Energy Partners from exercising his or its fiduciary duties to Hydrocarbon or Energy Partners by voting or taking any other action whatsoever in his or her capacity as an officer or director, including with respect to the Merger Agreement and the transactions contemplated thereby; and (ii) no action taken by Hydrocarbon or Energy Partners in respect of any Acquisition

Proposal shall serve as the basis of a claim that a Stockholder is in breach of its obligations hereunder notwithstanding the fact that such Stockholder or its Representatives have provided advice or assistance to Hydrocarbon or Energy Partners in connection therewith.

        4.8    Registration Rights Agreement.    On the Closing Date, each of Energy Partners and the Stockholders shall execute and deliver the Registration Rights Agreement, in the form attached hereto as Exhibit A pursuant to which Energy Partners will agree to grant certain registration rights to the Stockholders.

ARTICLE 5

MISCELLANEOUS

        5.1    Termination.    This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) a Hydrocarbon Change of Recommendation; (iv) the amendment of the Merger Agreement to decrease the Merger Consideration or otherwise alter the Merger Agreement in a manner adverse to the Stockholders unless such amendment has been consented to by each Stockholder in writing prior to such amendment; or (v) the written agreement of the Stockholders and Energy Partners to termination of this Agreement. After the occurrence of such applicable event, this Agreement shall terminate and be of no further force. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

        5.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Energy Partners any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to each Stockholder, and Energy Partners shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3    Publicity.    Each Stockholder hereby permits Energy Partners and Hydrocarbon to include and disclose in the Registration Statement, the Joint Proxy Statement and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transaction contemplated in the Merger Agreement such Stockholder's identity and ownership of the Covered Shares and the nature of such Stockholder's commitments, arrangements and understandings pursuant to this Agreement.

        5.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopy (upon telephonic confirmation of receipt) or on the first Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  If to Energy Partners, to:

    MarkWest Energy GP, L.L.C.
    Attn: General Counsel
    1515 Arapahoe Street
    Tower 2, Suite 700
    Denver, Colorado 80202
    Fax: (303) 290-8769

  With copies to:

    Vinson & Elkins L.L.P.
    Attn: Michael J. Swidler
    666 Fifth Avenue, 26th Floor
    New York, NY 10103
    Fax: (212)237-0100

    Andrews Kurth LLP
    Attn: Bill Cooper
    1350 I Street, N.W., Suite 1100
    Washington, D.C. 20005
    Fax: (202) 662-2739

  If to Hydrocarbon, to:

    MarkWest Hydrocarbon, Inc.
    Attn: General Counsel
    1515 Arapahoe Street
    Tower 2, Suite 700
    Denver, Colorado 80202
    Fax: (303) 290-8769

  With copies to:

    Hogan & Hartson L.L.P.
    Attn: George Hagerty
    One Tabor Center, Suite 1500
    1200 Seventeenth Street
    Denver, Colorado 80202
    Fax: (303) 899-7333

    Akin, Gump, Strauss, Hauer & Feld LLP
    Attn: Michael E. Dillard, P.C.
    1111 Louisiana Street, 44th Floor
    Houston, Texas 77002
    Fax: (713) 236-0832

  If to a Stockholder, to:

    MWHC Holding, Inc.
    Attn: John Fox
    155 Inverness Drive West, #330
    Englewood, Colorado 80112
    Fax: (303) 649-2138

  With copies to:

    Cooley Godward Kronish LLP
    Attn: Francis R. Wheeler, Esq.
    380 Interlocken Crescent, Suite 900
    Broomfield, Colorado 80021
    Fax: (720) 566-4499

        5.5    Interpretation.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

        5.6    Counterparts.    This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        5.7    Entire Agreement.    This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, together with the schedule annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

        5.8    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a Federal court of the United States of America located in the State of Delaware.

          (b)   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.9.

        5.9    Amendment; Waiver.    This Agreement may not be amended except by an instrument in writing signed by Energy Partners and each Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Energy Partners and the Stockholders. No amendment or waiver shall be effective unless, (a) in the case of Energy Partners, the Conflicts Committee shall have approved such amendment or waiver, and (b) the Deal Committee, on behalf of Hydrocarbon, shall have given its written consent, such consent not to be unreasonably withheld.

        5.10    Remedies.

          (a)   Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

          (b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        5.11    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its equityholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

        5.12    Successors and Assigns; Third Party Beneficiaries.    Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than (a) the parties hereto, (b) Hydrocarbon, solely to the extent specified in the next succeeding sentence, or (c) the parties respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The parties hereto agree that Hydrocarbon shall be an intended third party beneficiary of this Agreement solely to the extent of its right to consent to amendments to or waivers under this Agreement as specified in Section 5.9.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

MARKWEST ENERGY PARTNERS, L.P.:
BY:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:
/s/ NANCY K. BUESE Name
Chief Financial Officer Title
STOCKHOLDERS:
/s/ JOHN M. FOX John M. Fox
MWHC HOLDINGS, INC.
By:
/s/ JOHN M. FOX John M. Fox
Title

Schedule I

STOCKHOLDER INFORMATION

Name	Existing Shares Beneficially Owned
MWHC Holding, Inc.(1)	4,842,387
John M. Fox	at least 331,852

(1)
Shares Beneficially Owned by MWHC Holding, Inc. are also Beneficially Owned by John M. Fox.

Schedule II

EXCLUDED SHARES

Name	Excluded Shares Beneficially Owned
Fox Family Foundation	118,000
Bode Blanco, L.L.C.	1,452
Brian T. Crabtree Trust	81,250
MaggieGeorge Foundation	121,035

Schedule III

EXCEPTIONS TO SOLE BENEFICIAL OWNERSHIP

        Of the at least 331,852 Existing Shares Beneficially Owned by John M. Fox, an aggregate of at least 231,830 are owned as joint tenants with his wife, Marcella F. Fox.

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

QuickLinks

VOTING AGREEMENT BY AND AMONG MARKWEST ENERGY PARTNERS L.P. AND THE FOX FAMILY HOLDERS DATED AS OF SEPTEMBER 5, 2007
ARTICLE 1 GENERAL
ARTICLE 2 VOTING
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
ARTICLE 4 OTHER COVENANTS
ARTICLE 5 MISCELLANEOUS
Schedule I
STOCKHOLDER INFORMATION
Schedule II
EXCLUDED SHARES
Schedule III
EXCEPTIONS TO SOLE BENEFICIAL OWNERSHIP
EXHIBIT A REGISTRATION RIGHTS AGREEMENT